Exhibit 3.33

CERTIFICATE OF INCORPORATION

OF

NABARCO ADVERTISING ASSOCIATES, INC.

Under Section 402 of the Business Corporation Law

The undersigned, acting as the incorporator, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

FIRST:	The name of the corporation is:
NABARCO ADVERTISING ASSOCIATES, INC.

SECOND:	The purposes for which this corporation is formed, are as follows, to wit:

(A)                              To acquire by purchase, subscription, underwriting, or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever located, including shares of stocks, bonds, debentures, notes, script, securities, evidences of indebtedness, contracts or obligations of any corporation, firm, association, or individual, whether domestic or foreign, or of the United States or any state, territory or dependency thereof, or of any foreign country, or of any municipality or local authority within or without the United States, and to issue in exchange therefor, stocks, bonds, or other securities or evidences of indebtedness of this corporation, and while the owner or holder of any property, to receive, collect and dispose of the interest, dividends and income on or from such property, and to possess and exercise in respect thereof all of the rights, powers, and privileges of ownership, including all voting powers thereon.

(B)                                To construct, build, purchase, lease, or otherwise acquire equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey, or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things of property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary, or convenient for any of the purposes enumerated herein, including all or any part of the properties, assets, business and good will of any persons, firms, associations or corporations.

(C)                                The powers, rights and privileges provided in this certificate of incorporation are not to be deemed to be in limitation of similar, other, or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have the right to engage in such similar activities as like corporations may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or, as hereafter promulgated.

(D)                               To engage in the business of creating, placing, originating advertising copy, layouts, artwork and related materials for itself and for the general public, and for the publication of such in all forms of media.

THIRD:          The principal office of the corporation is to be located in the Town of Oyster Bay, County of Nassau and State of New York.

FOURTH:      The aggregate number of shares which the corporation shall be deemed authorized to issue is 200 shares, no par value.

FIFTH:            The Secretary of State is designated as agent of the Corporation, upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation so served upon him is:

55 North Mall
Plainview, New York

SIXTH:             No holder of any shares shall be entitled to any preemptive rights for the subscription of any shares to be issued by the corporation.

SEVENTH:     The duration of the corporation is to be perpetual.

IN WITNESS WHEREOF, this certificate is subscribed this 20th day of June, 1974, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Michael C. Duban
MICHAEL C. DUBAN

275 Madison Avenue
New York, New York 10016

CERTIFICATE OF INCORPORATION

OF

NABARCO ADVERTISING ASSOCIATES, INC.

Under Section 402 of the Business Corporation Law

Filer:	Michael C. Duban, Esq.

Address:	275 Madison Avenue
New York, N. Y. 10016